Exhibit 10.01

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (this “Agreement”) is dated September 10, 2018 (the “Effective Date” hereof) by and among SLEEPAID HOLDING COMPANY, a Nevada corporation ("Seller"), YUGOSU INVESTMENT LIMITED, a Hong Kong corporation ("YIL"), GUANGZHOU SLEEPAID HOUSEHOLD SUPPLIES CO., LTD., a China corporation ("GSHS"), GUANGZHOU YUEWIN TRADING CO., LTD., a China corporation (“GYTC”), (sometimes referred to collectively hereinafter as the “Selling Group”) AND ZZLL INFORMATION TECHNOLOGY, INC., a Nevada corporation (“ZZLL”) and its wholly owned subsidiary, SYNDICORE ASIA LTD. (“SAL”), a Hong Kong corporation (sometimes referred to collectively hereinafter as the “Buyer Group”).

WHEREAS, the Selling Group and the Buyer Group entered into a Stock Exchange Agreement (“SEA”) dated March 6, 2018; and

WHEREAS, the Parties have mutually agreed to terminate the Stock Exchange Agreement.

NOW, THEREFORE, pursuant to the mutual agreement of the Parties, for ten dollars ($10) and other good and valuable consideration, including, without limitation, the elimination of the obligation of the Buyer Group to transfer consideration to the Selling Group, the receipt, adequacy and sufficiency of which are hereby acknowledged, do hereby agree as follows:

1. Capitalized terms used herein that are not otherwise defined shall have the meanings as given to them in the SEA.

2. The SEA is hereby terminated as of the Effective Date. For the avoidance of doubt, the effect of this termination is that all rights and obligations of the Parties each to the stock of the other are hereby terminated and each party shall have no further rights or obligation under the SEA, effective immediately.

3. The Selling Group hereby releases the Buyer Group, their officers, employees, directors, agents and representatives from and against any and all claims, losses, damages, liabilities, demands, costs and expenses attributable to, or arising out of or related to the transaction described in the SEA or in the SEA itself.

4. The Buyer Group hereby releases the Seller Group, their officers, employees, directors, agents and representatives from and against any and all claims, losses, damages, liabilities, demands, costs and expenses attributable to, or arising out of, or related to the transaction described in the SEA or the SEA itself.

5. The Selling Group hereby agrees to return to ZZLL 12,000,000 (twelve million) shares of ZZLL common stock, to be retired to ZZLL’s company treasury.

6. This Agreement shall be governed and interpreted, and all rights and obligations of the Parties shall be determined, in accordance with the laws of the State of Nevada, without regard to its conflict of laws rules. All disputes with respect to this Agreement, which cannot be resolved by good faith negotiation among the Parties, shall be brought and heard either in the Nevada State Courts or a United States District Court located in Nevada. The Parties to this Agreement each consent to the in personam jurisdiction and venue of such courts. The Parties agree that service of process upon them in any such action may be made if delivered in person, by courier service, by facsimile or by certified mail, postage prepaid, return receipt requested, and shall be deemed effectively given upon confirmed receipt thereof.

7. This Agreement may be executed in more than one counterpart and any party hereto may execute any such counterpart, all of which when executed and delivered shall be deemed to be anoriginal and to which all counterparts, when fully executed by all of the Parties, taken together shall constitute but one (1) and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for any other counterpart except to the extent to show that another party signed and delivered the counterpart under which it is asserted to have certain responsibilities or obligations.

8. This Agreement states the entire agreement among the Parties hereto about the termination of the SEA, and supersedes all and all prior agreements, commitments, communications, negotiations, offers (whether in writing or oral), representations, statements, understandings and writings pertaining thereto, and may not be amended or modified except by written instrument duly executed and delivered by all of the Parties hereto.

9.

The Parties agree that on the request of another party they shall execute any and all documents reasonably requested which relate to the SEA or the transaction described therein.

10. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

11. In the event that any one or more provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

12. This Agreement contains the entire understandings of the Parties.  There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein.  This Agreement supersedes and terminates all prior agreements, arrangements and understandings between the Parties, whether oral or written, including but not limited to, the SEA.

 SLEEPAID HOLDING COMPANY

By:/s/ Tao Wang

Tao Wang, CEO

YUGOSU INVESTMENT LIMITED

By:/s/ Tao Wang

Tao Wang, Director

GUANGZHOU SLEEPAID HOUSEHOLD SUPPLIES CO., LTD.

By:/s/ Tao Wang

Tao Wang, General Manager

GUANGZHOU YUEWIN TRADING CO., LTD.

By:/s/ Tao Wang

Tao Wang, General Manager

AND

ZZLL INFORMATION TECHNOLOGY, INC.

By:/s/ Sean Webster

Sean Webster, CEO

SYNDICORE ASIA LIMITED

By:/s/ Sean Webster

Sean Webster, Director